Exhibit 10.10

EXECUTION VERSION

SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT

This SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT (“Agreement”) is made as of May 5, 2015 by and among New Mountain Finance Corporation, a Delaware corporation (“NMFC”) and New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”).  NMFC and the Administrator are sometimes referred to herein separately as a “party” and collectively as the “parties”.

RECITALS

WHEREAS, NMFC is a closed-end management investment company that has to elected to be regulated as business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, NMFC desires to retain the Administrator to provide administrative services to NMFC in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to NMFC on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Duties of the Administrator

(a)                                 Employment of Administrator. NMFC hereby employs the Administrator to act as administrator, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of NMFC, with respect to services provided to NMFC (the “Services”) for the period and on the terms and conditions set forth in this Agreement.  The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such Services to NMFC and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below.  The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent NMFC in any way or otherwise be deemed agents of NMFC; provided, however, that the Administrator may enter into agreements as an agent of NMFC in furtherance of its responsibilities under this Agreement.

(b)                                 Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of NMFC.  Without limiting the generality of the foregoing, the Administrator shall provide NMFC with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of NMFC, the Administrator shall also, on behalf of NMFC, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.  The Administrator shall make reports to the Board of Directors of NMFC of its performance of its obligations to NMFC hereunder, and furnish advice and recommendations with respect to such other aspects of the business and affairs of NMFC, as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that NMFC should purchase, retain or sell or any other investment advisory services to NMFC.  The Administrator shall be responsible for the financial and other records that NMFC is required to maintain and shall prepare, print and disseminate reports to stockholders and reports and other materials filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority.  The Administrator will provide on NMFC’s behalf significant managerial assistance to those portfolio companies to which NMFC is required to provide such assistance.  In addition, the Administrator will assist NMFC in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns, and generally overseeing the payment of its expenses and the performance of administrative and professional services rendered to NMFC by others.

(c)                                  Retention of Third Party Service Providers. The Administrator is hereby authorized to enter into one or more agreements with third party service providers as an agent of NMFC (including any sub-administrator) (each, a “Service Provider”) pursuant to which the Administrator may obtain the services of the Service Provider(s) to assist the Administrator in fulfilling its responsibilities to NMFC hereunder. NMFC shall be responsible for any expenses incurred by the Administrator on behalf of NMFC payable to any Service Provider. Any sub-administration agreement entered into by the Administrator shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

2.                                      Records

The Administrator agrees to maintain and keep all books, accounts and other records of NMFC that relate to activities performed by the Administrator for NMFC hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act.  In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for NMFC shall at all times remain the property of NMFC, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request.  The Administrator further agrees that all records which it maintains for NMFC pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above.  Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.                                      Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by a party to any other party regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement or any other agreement between NMFC, the Administrator or any of their respective affiliates, shall not be disclosed to any third party, without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.                                      Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the Services of the Administrator, NMFC shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities to NMFC hereunder.  In addition, NMFC shall reimburse any affiliate of the Administrator for any costs and expenses incurred by such affiliate on behalf of the Administrator in connection with the Administrator’s provision of Services to NMFC under this Agreement.  NMFC will bear all costs and expenses that are incurred in NMFC’s operation, administration and transactions and not specifically assumed by NMFC’s investment adviser (the “Adviser”), pursuant to that certain Investment Management Agreement, dated as of May 8, 2014 by and between NMFC and the Adviser.  Costs and expenses to be borne by NMFC include, but are not limited to, those relating to: calculating NMFC’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred or paid by the Adviser or any affiliate of the Adviser and paid or payable to third parties, including agents, consultants or other advisers, in monitoring financial and legal affairs of NMFC and in providing administrative services, monitoring NMFC’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance NMFC’s investments; sales and purchases of NMFC’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under this Agreement; fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing NMFC’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the fidelity bond, directors and officers, errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by NMFC or the Administrator in connection with administering NMFC’s business, including payments under this Agreement based upon NMFC’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of NMFC’s chief compliance officer and chief financial officer and their respective staffs.

5.                                      Limitation of Liability of the Administrator; Indemnification

The Administrator, its affiliates and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including without limitation its sole member and any person affiliated with New Mountain Capital, L.L.C. to the extent they are providing services for or otherwise acting on behalf of the Administrator, the Adviser or NMFC, shall not be liable to NMFC for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for NMFC, and NMFC shall indemnify, defend and protect the Administrator, its affiliates and their respective officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its sole member and any person affiliated with New Mountain Capital, L.L.C., the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of NMFC or its stockholders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for NMFC.

6.                                      Activities of the Administrator

The services of the Administrator to NMFC are not to be deemed to be exclusive, and the Administrator and each affiliate of the Administrator and any other person providing services to NMFC as arranged by the Administrator, is free to render services to others.  It is understood that directors, officers, employees and stockholders of NMFC, are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in NMFC, as stockholders or otherwise.

7.                                      Duration and Termination of this Agreement

(a)                                 This Agreement shall become effective as of the date hereof.  This Agreement shall continue in effect until May 5, 2017, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of NMFC’s Board of Directors, or by the vote of a majority of the outstanding voting securities of NMFC and (B) the vote of a majority of NMFC’s Board of Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)                                 The Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, (i) by the vote of a majority of the outstanding voting securities of NMFC or by the vote of NMFC’s Board of Directors, or (ii) by the Administrator.

8.                                      Amendments of this Agreement

This Agreement may not be amended or modified except by a written instrument signed by each party hereto.

9.                                      Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned by a party without the consent of the other parties.  The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

10.                               Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the Investment Company Act.  To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

11.                               No Waiver

The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12.                               Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.                               Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other parties at their principal office.

14.                               Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15.                               Entire Agreement

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements with respect to such subject matter.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Paula A. Bosco
	Name:	Paula A. Bosco
	Title:	Chief Compliance Officer, Chief Regulatory Counsel and Corporate Secretary

NEW MOUNTAIN FINANCE ADMINISTRATION, L.L.C.

By:	/s/ Paula A. Bosco
Name: Paula A. Bosco
Title: Authorized Person